Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-92148, 333-45444, 333-33536, 333-89547, 333-77471, 333-70439, and 333-62791) of Eclipsys Corporation of our report dated March 5, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 15, 2004